Exhibit 10.4

Salary Continuation Plan	Plan Year Reporting
Hypothetical Termination Benefits Schedule
William Loving

Birth Date: 3/28/1955	Early Voluntary Termination
Plan Anniversary Date: 1/1/2009
Normal Retirement: 3/28/2020, Age 65	Annual Benefit [2]
Normal Retirement Payment: Monthly for 15 years	Amount Payable at
Normal Retirement Age

		Benefit		Based On
Values	Age	Level	Vesting	Benefit
as of	(1)	(2)	(3)	(4)

Dec 2008 [1]	53	54,663	8.33%	4,555
Dec 2009	54	54,663	16.67%	9,111
Dec 2010	55	54,663	25.00%	13,666
Dec 2011	56	54,663	33.33%	18,221
Dec 2012	57	54,663	41.67%	22,776

Dec 2013	58	54,663	50.00%	27,332
Dec 2014	59	54,663	58.33%	31,887
Dec 2015	60	54,663	66.67%	36,442
Dec 2016	61	54,663	75.00%	40,997
Dec 2017	62	54,663	83.33%	45,552

Dec 2018	63	54,663	91.67%	50,108
Dec 2019	64	54,663	100.00%	54,663
Mar 2020	65	54,663	100.00%	54,663

[1]	The first line reflects 12 months of data, January 2008 to December 2008.

[2]	The annual benefit amount will be paid for 15 years.

*	The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions. Actual benefits are based on the terms and provisions of the plan agreement. Consequently, actual benefits may differ from those shown on this Hypothetical Termination Benefits Schedule.

Salary Continuation Plan for Pendleton Community Bank, Inc — Franklin, WV	Securities offered through Clark Securities, Inc., DBA CCFS, Inc. in Texas
1002388 46672 364449 v7.09.14.07 02/22/2008:11 SCP—E,F NB	Member FINRA & SIPC, Dallas, TX 75201, (800) 999-3125.